                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          United Water Resources Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials:

     -------------------------------------------------------------------------
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement no.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                                                         United Water Resources
                                                              200 Old Hook Road
                                                 Harrington Park, NJ 07640-1799
                                                         telephone 201 784 9434
United Water  [LOGO]\(R)\                                facsimile 201 767 6579

-------------------------------------------------------------------------------

Notice of Annual Meeting of Shareholders, May 10, 1999

-------------------------------------------------------------------------------

To the Shareholders of
 UNITED WATER RESOURCES INC.:

  The Annual Meeting of the Shareholders of United Water Resources Inc. ("United Water") will be held at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656, on Monday, May 10, 1999, at 9:30 a.m. for the following purposes:

    1. To elect five Directors to Class III of the Board of Directors.

    2. To ratify, confirm and approve the act of the Board of Directors on March 18, 1999 appointing PricewaterhouseCoopers LLP, New York, New York as the auditor for United Water and its subsidiaries for the year 1999.

    3. To transact such other business as may properly be brought before such meeting or any adjournments thereof.

  The close of business on March 15, 1999, has been fixed as the time for the determination of the shareholders entitled to vote at said meeting, or any adjournments thereof, and only shareholders of record at such time will be entitled to vote at such meeting, or at any adjournments thereof.

  You are urged to sign, date and return the enclosed proxy promptly, using the envelope enclosed for your convenience, or you may be able to vote by telephone. This will not limit your right to vote in person at the meeting if you plan to attend.

                                          By Order of the Board of Directors

                                          DOUGLAS W. HAWES, Secretary

Harrington Park, New Jersey
March 24, 1999

  THE ANNUAL MEETING IS BEING HELD AT THE PARK RIDGE MARRIOTT, 300 BRAE BOULEVARD, PARK RIDGE, NEW JERSEY 07656. DIRECTIONS TO THE MEETING ARE INCLUDED AT THE END OF THIS PROXY STATEMENT AND MAY ALSO BE OBTAINED BY TELEPHONING UNITED WATER AT (201) 784-9434.

                                                         United Water Resources
                                                              200 Old Hook Road
                                                 Harrington Park, NJ 07640-1799
                                                         telephone 201 784 9434
                                                         facsimile 201 767 6579
United Water  [LOGO]\(R)\


-------------------------------------------------------------------------------

Proxy Statement
for Annual Meeting of Shareholders, May 10, 1999

-------------------------------------------------------------------------------

  The proxy which is requested in the foregoing Notice of Annual Meeting of Shareholders is being solicited by the Board of Directors of United Water Resources Inc. ("United Water" or the "Company") with respect to the shareholders' meeting to be held on May 10, 1999. The mailing address and principal executive office of United Water is 200 Old Hook Road, Harrington Park, New Jersey 07640. Any proxy given may be revoked by the shareholder executing such proxy by notifying the secretary of the meeting in writing at any time prior to the voting thereof. Unless revoked, the shares represented by all such proxies will be voted. It is expected that the Notice, Proxy Statement and form of Proxy will be mailed to shareholders on or about March 24, 1999.

  Shareholders of record may vote their proxies by telephone by calling the toll-free number on their proxy card or they may mark, date, sign and return the enclosed proxy card in the envelope provided. If your shares are held in the name of a bank or broker, you may be able to vote by telephone. Check you proxy card or the information forwarded by your bank, broker, or other holder of record to see if the telephone voting option is available to you. The telephone voting facilities for shareholders of record will be available 24 hours a day until 5:00 p.m., May 9, 1999.

  The close of business on March 15, 1999, has been fixed as the time for the determination of the shareholders entitled to vote at the Annual Meeting. Each share of United Water Common Stock, no par value, is entitled to one vote. On January 29, 1999, there were 37,907,318 shares of United Water's Common Stock outstanding and entitled to vote.

  United Water's Annual Report to Shareholders, including financial statements for the year ended December 31, 1998, is being mailed to all shareholders of record at their respective last known addresses.

  A copy of United Water's Annual Report on Form 10-K for the year ended December 31, 1998, including financial statements and schedules thereto, will be furnished by United Water without charge to each person to whom this Proxy Statement is delivered, upon written or oral request of such person to United Water Resources Inc., 200 Old Hook Road, Harrington Park, New Jersey 07640,
Attention: Allan D. Shakley, Assistant Secretary (telephone number (201) 784-9434).

Ownership of Securities by Directors, Executive Officers and Certain Beneficial Owners

  The following information pertains to the Common Stock of United Water beneficially owned, directly or indirectly, by each director and nominee and named executive officer individually and by all directors and executive officers of United Water and its subsidiaries as a group as of January 29, 1999.

                                                                 Number of
     Name of Beneficial Owner                                   Shares(a)(d)
     ------------------------                                   ------------
     Edward E. Barr............................................     9,451(e)
     Frank J. Borelli..........................................     8,943
     Thierry Bourbie...........................................     3,923
     Charles Chaumin...........................................       123
     Lawrence R. Codey.........................................     5,121
     Donald L. Correll.........................................   255,620(c)
     Peter Del Col.............................................    11,989
     Frank J. DeMicco..........................................    44,806(c)
     Robert L. Duncan, Jr......................................     4,709
     Michael C. J. Fallon......................................    28,596(c)
     Jon F. Hanson.............................................    35,701(b)(e)
     Douglas W. Hawes..........................................    15,045
     George F. Keane...........................................     4,800
     Richard B. McGlynn........................................    47,656(c)
     Dennis M. Newnham.........................................     5,887
     Joseph Simunovich.........................................    81,406(c)
     Marcia L. Worthing........................................     8,373(e)
     Directors and Executive Officers as a Group (24 persons)..   796,135(b)(c)

--------
(a) None of the directors or executive officers of United Water owns equity securities of United Water or any of its subsidiaries other than Common Stock. As of January 29, 1999, each director or executive officer beneficially owned less than .7% of the outstanding Common Stock of United Water and all of the directors and executive officers as a group beneficially owned less than 2.1% of such stock. Fractional shares have been rounded to the nearest whole share.
(b) Includes, in compliance with applicable regulations and interpretations, shares of Common Stock held by the spouse or other relatives who share the home, in custody for children or grandchildren of the persons indicated or indirectly through a trust or similar arrangement in the following amounts: J. Hanson (16,845); and all directors and executive officers as a group (17,086). Such persons disclaim any beneficial ownership of such shares.
(c) Includes shares of Common Stock which may be acquired pursuant to options awarded under United Water's Management Incentive Plan in the following amounts: D. Correll (192,330); F. DeMicco (43,270); M. Fallon (24,710); R.
    McGlynn (45,590); J. Simunovich (70,960); and all directors and executive officers as a group (582,550).
(d) Includes shares of restricted Common Stock granted pursuant to the Directors' Restricted Stock Plans totalling 53,970 shares.
(e) Includes non-voting Common Stock equivalent units acquired in accordance with the Directors' Deferred Compensation Unit Plan in the following amounts: E. Barr (3,730); J. Hanson (13,480); and M. Worthing (2,099).

  The following corporation is known to United Water to be the beneficial owner of more than 5% of a class of United Water's voting securities. To the knowledge of United Water, no other person is the holder of more than 5% of any class of United Water's voting securities as of January 29, 1999.

                                       Amount and Nature Percent
                Name and Address of      of Beneficial     of
 Title of Class Beneficial Owner           Ownership      Class
 -------------- -------------------    ----------------- -------
                Lyonnaise American
 Common Stock   Holding, Inc.          11,148,323 shares  29.4%
                2000 First State
                Boulevard
                Wilmington, Delaware
                19804-0507

  Lyonnaise American Holding, Inc. ("Lyonnaise American"), its parent company Suez Lyonnaise des Eaux ("Lyonnaise"), and certain of their respective affiliates are subject to the terms of a Governance Agreement, dated April 22, 1994, which, among other things, prohibits, subject to certain exceptions, such parties from acquiring additional United Water securities, commencing unsolicited tender or exchange offers to acquire United Water's securities, making offers to acquire United Water's assets or soliciting proxies against United Water's management and which requires their United Water Common Stock to be voted in accordance with the votes of the holders of 75% of the Common Stock if any proposal obtains that vote.

                             ELECTION OF DIRECTORS

Directors of United Water

  Effective as of the Annual Meeting, the Board of Directors of United Water is comprised of thirteen directors, divided into three classes. At the Annual Meeting five directors will be elected to Class III for a three year term. At the 2000 Annual Meeting of Shareholders four directors will be elected to Class I for a three year term. At the 2001 Annual Meeting of Shareholders four directors will be elected to Class II for a three year term. Information with respect to the five nominees proposed for election and information with respect to the eight other continuing directors is set forth below. It is intended that the persons named in the proxy will vote in favor of the five nominees for election.

  Mr. Chaumin has been designated as a nominee for director by Lyonnaise American. Pursuant to the Governance Agreement, Lyonnaise American may designate up to four persons to be appointed to the Board of Directors of United Water.

  The affirmative vote of a plurality of the votes cast by shareholders of United Water entitled to notice of and to vote at the Annual Meeting is required for the election of directors. Withheld votes will have no negative effect.

  All directors of United Water also serve as directors of United Water New Jersey and United Waterworks.

                                      Period Served as Director and Business
                                        Experience During Past Five Years
          Name and Age

Class I
Lawrence R. Codey, 54(e).........  Director of United Water since 1991.
                                   President and Chief Operating Officer of
                                   Public Service Electric & Gas Co. since
                                   1991. Director, Trust Company of New
                                   Jersey, Public Service Enterprise Group,
                                   Inc., and Sealed Air Corporation.

Donald L. Correll, 48(e).........  Chairman of United Water since 1994.
                                   Director, Chief Executive Officer and
                                   President of United Water since 1992.
                                   Director, Interchange Financial Service
                                   Corporation.

Robert L. Duncan, Jr., 56(a).....  Director of United Water since 1988.
                                   General Counsel of American Management
                                   Association International since July 1998.
                                   Member of the law firm of De Forest & Duer through June 1998.

George F. Keane, 69(a),(c).......  Director of United Water since 1997.
                                   Chairman of Trigen Energy Corp. since 1994.
                                   President Emeritus and Senior Investment
                                   Advisor for The Common Fund 1993 to 1996.
                                   Director, Security Capital U.S. Real Estate
                                   Shares, Global Pharmaceutical Co., and
                                   Universal Stainless & Alloy Products.

Class II
Thierry Bourbie, 46(c),(e),(p)...  Director of United Water since 1996.
                                   President of the International Water
                                   Division of Lyonnaise since September 1996 and Director of French Water Operations 1994 to 1996. Chief Executive Officer and Chairman of Lyd Informatique (Lyonnaise Subsidiary) 1994 to 1996. Chief Executive Officer and Chairman of Apic Syst (Lyonnaise Subsidiary) 1991 to 1995. Director, AGBAR.

Peter Del Col, 64(p).............  Director of United Water since 1983.
                                   Chairman of Colson Services Corporation
                                   since January 1998 and President 1986 to
                                   1998. Chairman of FundQuest since 1994 and
                                   Partner, Colson Investments since 1985.

Jon F. Hanson, 62(c),(e).........  Director of United Water since 1986.
                                   Chairman of Hampshire Management Company since 1976. Director, Orange and Rockland Utilities, Inc., Prudential Insurance Company of America, Consolidated Delivery and Logistics, Fleet Trust Company and Neuman Distributors, Inc.

Marcia L. Worthing, 56(c),(p)....  Director of United Water since 1987.
                                   Executive Vice President of Mullin &
                                   Associates since November 1998. Senior Vice
                                   President--Human Resources and Corporate
                                   Affairs of Avon Products Inc. 1995 to
                                   November 1998, and Senior Vice President--
                                   Human Resources 1990 to 1995.

                                      Period Served as Director and Business
                                        Experience During Past Five Years
          Name and Age

Class III
Edward E. Barr, 62(a),(e)........  Director of United Water since 1994.
                                   Chairman of Sun Chemical Corporation since
                                   January 1998, and President and Chief
                                   Executive Officer since 1987. President and
                                   Chief Executive Officer of DIC American,
                                   Inc. 1988 to 1997. Director, Dainippon Ink and Chemicals, Tokyo and First Union Corp.; Trustee, Northwestern Mutual Insurance Company.

Charles Chaumin, 46(a)...........  Director of United Water since July 1998.
                                   Vice President of the Americas of Lyonnaise since September 1998. Vice President of Aquas Argentina 1993 to September 1998.

Frank J. Borelli, 63(c),(p)......  Director of United Water since 1983.
                                   Director of Marsh & McLennan Companies Inc.
                                   since 1988 and Senior Vice President and
                                   Chief Financial Officer since 1984.
                                   Director, Interpublic Group of Companies
                                   Inc.

Douglas W. Hawes, 66(e)..........  Director of United Water since 1983.
                                   Secretary of United Water since 1983. Of
                                   Counsel to law firm of LeBoeuf, Lamb,
                                   Greene & MacRae, L.L.P. since January 1999 and Partner through 1998.

Dennis M. Newnham, 58(a),(p).....  Director of United Water since 1986.
                                   President and Chief Executive Officer of
                                   The B. Manischewitz Company, LLC since
                                   January 1999. President and Chief Executive
                                   Officer of Tsumura International 1996 to
                                   1999 and Adirondack Beverages Inc. 1995 to
                                   1996. Venture capitalist consultant in
                                   1994. Director, Nutramax Products Inc.

  Mr. Chaumin, Mr. Correll, Mr. Del Col, Mr. Hanson and Mr. Keane also serve as directors of United Properties Group. Mr. Correll serves as a director and officer of certain other subsidiaries of United Water.

--------
(a) Audit Committee member.
(c) Compensation Committee member.
(e) Executive Committee member.
(p) Pension Committee member.

  United Water and two of its major subsidiaries, United Water New Jersey and United Waterworks, have directors who are not salaried employees; each pays a portion of the retainers and fees set forth below. No fees are paid to directors who are salaried officers of United Water.

  Directors receive an annual retainer of $12,000 and a daily attendance fee of $800. During 1998, United Water's Board of Directors had seven meetings.

  United Water's Board of Directors has an Executive Committee which, during the interim between board meetings, exercises board authority to the extent permitted by law; an Audit Committee, which reviews financial statements, management and internal audits; a Compensation Committee, which reviews the compensation paid to employees; and a Pension Committee, which reviews retirement plans. United Water does not have a Nominating Committee charged with reviewing the credentials of nominees for the board. Daily attendance fees for the Executive Committee meeting are $800, and all other committees are $525. Chairpersons of committees receive a double committee fee in light of their responsibilities. During 1998 the Executive Committee met four times, the Audit Committee met two times and each other committee met three times. United Properties Group, a subsidiary of United Water, also has directors who are not salaried employees. They receive a daily attendance fee of $750. Directors may defer all or a portion of their compensation. Directors also received, pursuant to United Water's Directors' Restricted Stock Plans, 5,436 shares of restricted stock. Each director, except Messrs. Barr and Chaumin, attended at least 75% of the aggregate of the number of meetings of the board and committees on which they served.

  During 1998, LeBoeuf, Lamb, Greene & MacRae L.L.P., of which Mr. Hawes was a member, performed legal services for United Water and its subsidiaries, and S.T. Construction, of which Mr. Simunovich's son-in-law Stephen Martinez is the owner, performed renovation work at various buildings totalling $461,200. Mr. Simunovich does not participate in the bidding or the selection process of contractors for this type of work.

Executive Officers of United Water

  The following table sets forth the age and principal occupation during the past five years of each executive officer of United Water and its subsidiaries who is not a director of United Water.

                                           Business Experience During
                                                Past Five Years

         Name and Age
William D. Colford, 54.........  Vice-President--Support Services of United
                                 Water M&S since November 1996. Vice
                                 President--Administration 1994 to 1996.

Frank J. DeMicco, 54...........  President of United Water New Jersey since
                                 August 1996. Vice President--Operations from
                                 1992 to 1996. Senior Vice President of United Water M&S since 1994.

Michael C.J. Fallon, 52........  President of United Properties Group since
                                 January 1993. Vice President of United Water
                                 M&S since March 1998.

Walton F. Hill, 50.............  Vice President--Regulatory Business of United
                                 Water M&S since August 1998. Vice President-- Regulatory Law 1994 to 1998.

Robert J. Iacullo, 45..........  Vice President of United Waterworks since
                                 August 1998. Vice President--Regulatory
                                 Business of United Water M&S 1996 to 1998 and Vice President--Rates 1994 to 1996.

John T. Marino, 47.............  Treasurer of United Water M&S since June
                                 1994. Treasurer of United Water in 1994.

John Martinowich, 52...........  Vice President--External Affairs and Business
                                 Development of United Water M&S since January 1998. Assistant Vice President--External Affairs and Marketing 1994 to 1998.

Richard B. McGlynn, 60.........  General Counsel of United Water since August
                                 1996. Vice President and General Counsel of
                                 United Water M&S since 1995. Partner of
                                 LeBoeuf, Lamb, Greene & MacRae, L.L.P. in
                                 1994.

Joseph Simunovich, 59..........  President and Chief of Staff of United Water
                                 M&S since November 1998. President since 1996 and Senior Vice President--External Affairs and Marketing 1994 to 1996.

John J. Turner, 49.............  Treasurer of United Water since June 1994.
                                 Vice President-Chief Financial Officer of
                                 United Water M&S since November 1998 and Vice President-Finance and Controller 1994 to 1998.

W. Marie Zanavich, 55..........  Vice President-Chief Information Officer of
                                 United Water M&S since December 1998.
                                 Assistant Vice President and Chief
                                 Information Officer 1994 to 1998.

Executive Compensation

  The following table sets forth the annual and long-term compensation of the Chief Executive Officer and the four other most highly compensated executive officers of United Water and its subsidiaries for services in all capacities for the years ended December 31, 1996, 1997 and 1998.

                          Summary Compensation Table

                                                        Long-Term
                            Annual Compensation    Compensation Awards
                          ----------------------- ---------------------
                                                  Restricted Securities
                                                    Stock    Underlying    All Other
Name and principal                                Awards(a)   Options   Compensation(b)
position                  Year Salary($) Bonus($)    ($)        (#)           ($)
------------------        ---- --------- -------- ---------- ---------- ---------------
Donald L. Correll.......  1998  365,000  153,100       --      40,280        4,800
 Chairman, President and  1997  315,000  132,900       --      42,260        4,750
 Chief Executive Officer  1996  315,000  100,000    19,922     43,290        4,500

Joseph Simunovich.......  1998  215,000   95,000       --      17,570        4,800
 President-Chief of       1997  187,500   95,000       --      18,500        4,750
 Staff--United            1996  177,500   94,500       --       9,630        4,500
 Water M&S

Frank J. DeMicco........  1998  200,000   85,000       --      17,570        4,800
 President--United Water  1997  177,885   77,500       --      18,500        4,750
 New Jersey               1996  168,100   57,000       --      12,490        4,500

Richard B. McGlynn......  1998  187,500   52,000       --      10,890        4,800
 General Counsel          1997  180,000   50,300       --      11,610        4,750
                          1996  180,000   38,500       --       6,980        4,500

Michael C.J. Fallon.....  1998  163,000  100,800       --       6,500        5,900
 President--United        1997  150,000   97,500       --       7,010        9,000
 Properties Group         1996  150,000   70,000       --       5,130        9,000

--------
(a) The number and value of the aggregate restricted Common Stock holdings at December 31, 1998, for D. Correll, 7,500 shares, $179,531. Dividends are paid on such stock.
(b)  Contributions by United Water to its Thrift Plan.

Executive Employment Agreements

  United Water has employment agreements with Messrs. Correll, Simunovich, and DeMicco. The agreements have three-year terms commencing January 1, 1998, with automatic one year extensions at the end of the term unless prior notice is given. The employment agreements provide for base salary at not less than the amounts specified therein, participation in the Supplemental Executive Retirement Plan ("SERP"), Management Incentive Plan ("MIP") and standard employee benefits. If employment is terminated by United Water without cause or by the employee for good reason, as defined, the employee will be entitled to receive base pay and target amounts under the MIP and continued employee benefits for a two-year period (a three-year period for Mr. Correll). Should such termination of employment occur within two years following a change in control, as defined, the employee will be entitled to an amount equal to two times base salary (three times for Mr. Correll), two times the current target amount under the MIP (three times for Mr. Correll) and the present value of a fully vested SERP benefit, in addition to a payment to make the employee whole after any excise tax payments. United Water has a similar contract with Mr. Fallon excluding the SERP benefits; payout upon termination incident to a change in control is equal to one and one half times.

  United Water has an employment agreement with Mr. McGlynn effective January 1995 and ending December 31, 1999. The agreement provides for base salary at not less than the amount specified therein. In the event employment is terminated by United Water without cause or by Mr. McGlynn for good reason, he will receive base annual salary at the time of termination multiplied by the number of years (and fractions thereof) remaining to the end of the agreement.

  The estimated value of the accelerated payments under the agreements to which the employees would have been entitled if a change in control and termination had occurred on January 1, 1999 is: Mr. Correll, $4,887,300; Mr. Simunovich, $1,895,700; Mr. DeMicco, $1,679,900; Mr. McGlynn, $194,000; and
Mr. Fallon, $354,300.

Retirement Plans

  The table below contains information concerning estimated annual retirement benefits in accordance with the Employee Retirement Income Security Act payable under United Water's pension plans upon retirement at age 65 for certain key executives with final average pay and years of credited service as set forth below.

                             Pension Plan Table(a)

                                       Years of Credited Service(b)
                           -----------------------------------------------------
Final average pay             10       15       20       25       30       35
-----------------          -------- -------- -------- -------- -------- --------
$200,000.................. $ 60,000 $ 80,000 $100,000 $120,000 $140,000 $140,000
 250,000..................   75,000  100,000  125,000  150,000  175,000  175,000
 300,000..................   90,000  120,000  150,000  180,000  210,000  210,000
 350,000..................  105,000  140,000  175,000  210,000  245,000  245,000
 400,000..................  120,000  160,000  200,000  240,000  280,000  280,000
 450,000..................  135,000  180,000  225,000  270,000  315,000  315,000
 500,000..................  150,000  200,000  250,000  300,000  350,000  350,000

--------
(a) Pension benefits are calculated on a straight life annuity basis (other forms of benefit are available). Benefits are not subject to any deduction or offset for Social Security or other amounts.
(b) The years of credited service as of December 31, 1998, for certain executive officers included in the Summary Compensation Table are as follows: D. Correll, 22 years; J. Simunovich, 6 years; F. DeMicco, 7 years; and M. Fallon, 1 year.

  The retirement benefits summarized in the preceding table are provided by United Water's qualified defined benefit pension plan, which covers executive, supervisory and other employees of United Water and certain subsidiaries who are not included in collective bargaining units and by a supplemental executive retirement plan. The qualified plan provides a normal retirement benefit of one and one half percent of a participant's average base wage or salary rate (up to the maximum permitted for tax-qualified retirement plans under federal income tax laws and regulations, which is currently $160,000 as adjusted for inflation) multiplied by years of credited service. Average base wage or salary rate is defined in the qualified plan and is substantially equivalent to the "Salary" reported in the Summary Compensation Table; the average is computed over the five years having the highest base wage or salary of the last ten years of service. The normal form of retirement benefit is a straight life annuity for unmarried participants or an actuarially reduced 50% joint and surviving spouse retirement benefit for married participants. Other optional forms of benefit payment are available on an actuarially equivalent basis. Federal income tax laws and regulations also limit the maximum annual retirement benefit payable from the qualified defined benefit pension plan.

  The supplemental executive retirement plan for the benefit of certain key executive employees, including some of those named in the Summary Compensation Table, authorizes the payment of benefits out of general funds in addition to those provided under the qualified defined benefit pension plan according to a formula that takes into account years of service, age, final average compensation (salary and bonus) of the three years having the highest compensation of the last ten years of service and qualified defined benefit pension plan benefits. The normal form of payment is a single life annuity with a ten-year certain guaranty. Other optional forms of benefit payment are available on an actuarially equivalent basis.

Option Grants

  Shown below is additional information on grants of options to purchase United Water Common Stock under the Management Incentive Plan during 1998 to the executive officers named in the Summary Compensation Table.

                                          Option Grants in 1998
---------------------------------------------------------------------------------------------------------
                                    Individual Grants                                    Grant Date Value
                         ----------------------------------------                        ----------------
                         Number of Securities Percentage of Total
                          Underlying Options  Options Granted to  Exercise or               Grant Date
                              Granted(a)         Employees in     Base Price  Expiration     Present
Name                             (#)                 1998           ($/sh)       Date      Value($)(b)
----                     -------------------- ------------------- ----------- ---------- ----------------
Donald L. Correll.......        40,280                9.9           18.625      1/8/08       317,400
Joseph Simunovich.......        17,570                4.3           18.625      1/8/08       138,450
Frank J. DeMicco........        17,570                4.3           18.625      1/8/08       138,450
Richard B. McGlynn......        10,890                2.7           18.625      1/8/08        85,810
Michael C.J. Fallon.....         6,500                1.6           18.625      1/8/08        51,225

--------
(a) All options were granted and vested on January 8, 1998. The exercise price per share equalled the fair market value on the date of grant.
(b) The grant date present value shown is estimated in part using the Black-Scholes option pricing model, a method of approximating the present value of options exercisable at a fixed price at the end of a fixed period. It relies on certain assumptions as of the date of grant of the options, such as interest rates, dividend yield, time to exercise, and stock price sensitivity (volatility). Each of these factors could change over the life of the options and affect the estimated value. The actual value of the options when exercised may be a lesser or greater amount, depending on the price of the stock at the date of exercise; it is also possible that the options will expire unexercised and produce no cash value to the optionee. In addition to the Black-Scholes value calculated above, the value of the dividend units is included in the option value, as the optionee is entitled to receive dividend units for five years. Note that similar to options, factors could change over the term of the option that may increase or decrease the dividend unit amount. The dividend unit was calculated by discounting the sum of quarterly dividends for twenty quarters by the risk-free rate, stated below, for the same period. The use of the Black-Scholes model is set forth as an acceptable method of option valuation by the Securities and Exchange Commission.

  The present value of the options was based on the following assumptions:

     . Risk-free rate of 5.5%
     . Dividend yield of 5.1%
     . 10 years to exercise the options
     . Stock price volatility of 26.1%
     . No adjustment has been made for non-transferability or risk of forfeiture associated with the options

Option Exercises and Values of Unexercised Options

  The table below summarizes information as of December 31, 1998, as to exercised and unexercised options to purchase United Water Common Stock held by the executive officers named in the Summary Compensation Table and granted under the Management Incentive Plan.

              Aggregated Option Exercises in 1998 and December 31, 1998 Option Values
----------------------------------------------------------------------------------------------------
                                                      Number of Securities    Value of Unexercised,
                                                     Underlying Unexercised       In-the-Money
                         Shares Acquired    Value    options at December 31, options at December 31,
Name                     On Exercise(#)  Realized($)       1998(#)(a)                1998($)
----                     --------------- ----------- ----------------------- -----------------------
Donald L. Correll.......        --             --            150,830                1,348,978
Joseph Simunovich.......     11,530         65,990            53,290                  445,415
Frank J. DeMicco........     18,500        148,000            30,100                  239,745
Richard B. McGlynn......        --             --             34,970                  297,516
Michael C.J. Fallon.....      4,910         28,540            23,700                  208,590

--------
(a) All such options are presently exercisable.

        Report of the Compensation Committee of the Board of Directors

  The Compensation Committee of the Board of Directors is charged with reviewing United Water's compensation plans for executive officers as well as recommending to the Board of Directors the compensation to be paid to the Chief Executive Officer. The Compensation Committee also exercises general review over compensation plans for all employees, such as the Thrift and pension plans. The Committee has furnished the following report on executive compensation.

  United Water and all its subsidiaries have adopted executive compensation programs with the purpose of fairly compensating individuals for their work, attracting and retaining superior talent, and encouraging sustained long-term performance of the Company for both its customers and its shareholders. The Committee continues to be committed to strengthening the relationship between pay and performance, both at the executive level and throughout the Company.

  To ensure its overall competitiveness in the relevant employment markets for executives, the Company compares both its compensation structure and its pay levels with those of industrial companies nationally, New York metropolitan area companies and a national group of utilities, virtually all of which are included in the Wilshire 5000 index included in the Shareholder Return Presentation following this report. These comparisons are provided by the Company's independent compensation consultants, who review these findings with the Committee.

  United Water's executive compensation program has two major elements: base salary and the Management Incentive Plan. Additionally, the Committee may grant restricted stock on a selected basis. With regard to these elements:

  1. Base salary levels are set to attract and retain key executive talent. Salary increases for all executives, including the Chief Executive Officer, are based upon the individual's performance and the salary trends within the relevant labor market. In 1998, the named executive officers, excluding the Chief Executive Officer, received an average salary increase of 10.1%, their first base increase in three years.

  2. The Management Incentive Plan (MIP) is designed to motivate and reward executives for achieving both individual goals and overall Company goals linked to improving performance for both shareholders and customers. The MIP has three components: annual cash incentives, stock option grants and dividend units.

  (a) Cash incentives are payable annually after the close of the year based on the achievement of specific financial, operational and/or strategic goals established for each participant. Goals for 1998 addressed financial performance, customer satisfaction, business growth, operating efficiencies, human resource effectiveness and regulatory relations. Goals for executives are weighted between individual, business unit and Company performance. Actual awards paid may range from 0 to 1.5 times the target level established for each participant. In 1998, the named executive officers, excluding the Chief Executive Officer, were granted an average of 1.25 times their target levels.

  (b) Stock options are granted annually to provide an incentive to increase shareholder value. The executive realizes benefits from these options only if the value of United Water's shares appreciates during their term. The number of stock options granted is based on the executive's specific responsibility and is designed to set their total compensation at a level competitive in the employment markets. In 1998, the named executive officers, excluding the Chief Executive Officer, were granted an average of 13,130 stock options.

  (c) Free-standing dividend units are granted annually. These reflect the dividends paid on a share of United Water Common Stock and tie the executive's rewards to the total return to shareholders. In 1998, the named executive officers, excluding the Chief Executive Officer, were granted an average of 13,130 dividend units.

  In 1998, the Committee approved employment contracts for certain executives, including the named executives, covering terms of service, pay and termination benefits. The contracts provided for a base salary at not less than that which was in effect when signed.

  Over the past three years, Mr. Correll's compensation has become increasingly performance-based. In 1998, the Committee reviewed Mr. Correll's salary and incentives relative to competitive practices and his performance. His salary was increased by 15.9%, the first base salary increase he has received since 1994. For 1998, Mr. Correll's incentive goals included targets with respect to earnings per share, market share, Company development initiatives and productivity. After reviewing his performance, without giving specific weighting to any one factor, the Committee recommended, and the Board approved, an award of 1.2 times his target incentive, as reported in the compensation table above, as well as 40,280 stock options and 40,280 dividend units.

  The Compensation Committee intends to continue and expand the practice of tying performance to pay in the future, both for executives and for other employees as well. The Committee believes that shifting an increasing portion of pay to performance-based incentives will benefit shareholders, customers and employees as all share in the continued improvement of the Company.

  The Compensation Committee believes that Section 162(m) of the Internal Revenue Code will not impact United Water's tax deduction for compensation paid to executives for 1998 or 1999.

                                          Compensation Committee

                                          Marcia L. Worthing, Chairperson
                                          Frank J. Borelli
                                          Thierry Bourbie
                                          Jon F. Hanson
                                          George F. Keane

Shareholder Return Presentation

  The following graphs compare the yearly percentage change in cumulative total return to shareholders investing $100 in United Water Common Stock to the cumulative total returns of the Wilshire 5000 Equity Index and the Edward
D. Jones Water Utility Index for the five year period and one year period ending December 31, 1998. Total return includes both capital appreciation and dividend payments and the graph assumes that all dividends were reinvested in United Water Common Stock through the Dividend Reinvestment and Stock Purchase Plan, which during a portion of the five year period provided for a discount from market prices on the purchase of Common Stock. The measurement points are the last business day of each year.

                      Five-Year Cumulative Total Returns


                           [LINE GRAPH APPEARS HERE]

                     1993     1994      1995      1996      1997      1998
    -----------------------------------------------------------------------
    UWR             100.00    96.71     98.99    136.48    181.36    233.46
    -----------------------------------------------------------------------
    E.D.JONES       100.00    92.66    117.58    141.15    192.77    243.85
    -----------------------------------------------------------------------
    WILSHIRE 5000   100.00    99.94    136.41    165.33    217.04    267.94
    -----------------------------------------------------------------------



                       One-Year Cumulative Total Returns


                            [LINE GRAPH APPEARS HERE]

                                        1997        1998
                      -----------------------------------
                      UWR              100.00      128.73
                      -----------------------------------
                      E.D.Jones        100.00      126.50
                      -----------------------------------
                      Wilshire 5000    100.00      123.45
                      -----------------------------------

                        INDEPENDENT PUBLIC ACCOUNTANTS

  At the regular meeting held March 18, 1999, the Board of Directors of United Water acted to appoint PricewaterhouseCoopers LLP, New York, New York, as auditors for United Water and its subsidiaries for the year 1999. At the Annual Meeting it is the intention of the persons named in the proxy enclosed herewith to vote in favor of the ratification, confirmation and approval of such action by the Board of Directors. PricewaterhouseCoopers LLP performed the function of auditors of United Water and its subsidiaries in 1998. A representative of PricewaterhouseCoopers LLP will attend the meeting and, if so desires, make a statement. The representative will also respond to appropriate questions.

  The appointment of PricewaterhouseCoopers LLP by the Board of Directors is based on the recommendation of the Audit Committee, which historically has reviewed both the audit scope and the estimated audit fees and related services for the coming year. The affirmative vote of a majority of the votes cast by shareholders entitled to notice and to vote at the Annual Meeting is required for approval of such appointment.

  At its February 25, 1999, meeting the Audit Committee (1) recommended the appointment of PricewaterhouseCoopers LLP as auditors for 1999 and the continuance by that firm of certain non-audit services, and (2) concluded that rendering such non-audit services does not impair the independence of PricewaterhouseCoopers LLP with respect to their examination of the December 31, 1999, financial statements of United Water and its subsidiaries.

                          COST OF PROXY SOLICITATION

  The cost of preparing, assembling and mailing the Proxy Statement, the Notice of Annual Meeting and form of Proxy will be borne by United Water. United Water has retained Georgeson & Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies at an estimated cost of $6,000, plus expenses. In addition, United Water will request brokerage houses, custodians, nominees and fiduciaries to forward the proxy material to the beneficial owners of the stock held of record by such persons, and United Water will reimburse them, upon request, for reasonable expenses incurred in connection therewith.

                         OTHER MATTERS FOR THE MEETING

  No other business is to be presented to the meeting so far as is now known or foreseen, but in the event that any other matter is properly presented by persons other than the Board of Directors, it is intended that the enclosed proxy will be voted upon it according to the judgment of the person or persons voting the proxy to the extent permitted by regulations of the Securities and Exchange Commission.

                               VOTING PROCEDURES

  Votes made by proxies returned prior to the date of the Annual Meeting will be counted by United Water's transfer agent. Votes made by proxies returned on the date of the Annual Meeting to the secretary of the meeting and votes cast by shareholders attending or represented by proxyholders (other than those named by management) will be counted by inspectors of election appointed by the chairman of the meeting and who are expected to be employees of United Water or its subsidiaries. Those votes will be added to those counted by the transfer agent and the last vote or proxy will control. Abstentions and failures by record holders to vote shares owned by beneficial owners will have no effect.

                       PROPOSALS FOR 2000 ANNUAL MEETING

  Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders or the date specified by an overriding advance notice provision in the Company's By-Laws. The Company's By-Laws do not contain such an advance notice provision. For the Company's Annual Meeting of Shareholders to be held on May 8, 2000, shareholders must submit such written notice to the executive offices of United Water at 200 Old Hook Road, Harrington Park, New Jersey 07640; Attention: Corporate Secretary on or before February 8, 2000.

  Shareholder proposals for the 2000 Annual Meeting of United Water must be received at the executive offices of United Water at 200 Old Hook Road, Harrington Park, New Jersey 07640; Attention: Corporate Secretary no later than November 26, 1999, for inclusion in the 2000 proxy statement and form of proxy.

                                          On Behalf of the Board of Directors

                                                     Lawrence R. Codey
                                                     Peter Del Col
                                                     Marcia L. Worthing
                                                                Proxy Committee

Harrington Park, New Jersey
March 24, 1999

                              Annual Meeting Notes

                              Annual Meeting Notes

United Water  [LOGO]\(R)\

-------------------------------------------------------------------------------

1999 Annual Meeting
Location: Park Ridge Marriott

-------------------------------------------------------------------------------

  The Park Ridge Marriott is accessible via the Garden State Parkway, Exit 172 North. From Exit ramp turn right onto Grand Avenue, at first traffic light make right onto Mercedes Drive, follow to end and make right, follow to traffic light make left onto Brae Blvd. The hotel is on your left at 300 Brae Blvd.

  FROM NEW JERSEY & SOUTH: Take Garden State Parkway North to Exit 172 , then follow above directions.

  FROM NEW YORK CITY: Take the George Washington Bridge West to New Jersey. Follow to Route 80 West. Take Route 80 West to the Saddle Brook Exit for the Garden State Parkway. Follow the Garden State Parkway North to Exit 172, and follow directions from above.

  FROM UPSTATE NEW YORK. New York State Thruway to Exit 14A onto the Garden Parkway Extension. Take first exit "Chestnut Ridge." From ramp make left onto Schoolhouse Road. Follow through first light (Summit Avenue), road becomes Spring Valley Road, follow through second light (Grand Avenue) to fourth (4th) right, Brae Blvd., make right onto Brae Blvd., hotel is approximately 1/4 mile on right hand side.



Local streets near the Park Ridge Marriott






                   [MAP OF PARK RIDGE MARRIOTT APPEARS HERE]

This Proxy Is Solicited On Behalf Of The Board of Directors    Please mark
                                                               your votes
                                                               as           [X]
                                                               indicated in
                                                               this example
1.       Election of Directors

The Nominees to Class III are:                                 FOR   WITHHELD
01 Edward E. Barr, 02 Charles Chaumin, 03 Frank J. Borelli,    [_]     [_]
04 Douglas W. Hawes, 05 Dennis M. Newnham


Withheld For: (Write that nominee's name in the space provided below).


---------------------------------------------------------------------


                                                       FOR   AGAINST  ABSTAIN
2.       To Approve Auditors                           [_]     [_]      [_]


3. To vote all of such shares as they or he or she may deem proper upon all other matters that may properly come before said meeting and any adjournments thereof.


         Mark box if you plan to attend the Annual Meeting              [_]


         This Proxy is given and is to be construed under the laws of the State of New Jersey and will be voted "FOR" the Nominees named herein and "FOR" the above proposals, if in either case the undersigned has not specified a choice in the spaces provided therefor. This proxy when properly executed will be voted in the manner directed herein by the undersigned.


Signature(s) of Shareholder(s)___________________________ Date___________, 1999
NOTE: Please date and sign exactly as name appears hereon. When shares are held by joint tenants both should sign. (Executors, Administrators, Trustees, etc. should so indicate).

--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .

                               VOTE BY TELEPHONE
             [GRAPHIC]                                  [GRAPHIC]
                         QUICK ... EASY ... IMMEDIATE

          YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7 days a week

   There is NO CHARGE to you for this call. - Have your proxy card in hand.

             You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

--------------------------------------------------------------------------------
OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1
--------------------------------------------------------------------------------

                   When asked, please confirm by Pressing 1.

--------------------------------------------------------------------------------
OPTION 2: If you choose to vote on each Proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------
          Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD
          FOR ALL nominees, press 9
          To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

          Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                   When asked, please confirm by Pressing 1.

          The instructions are the same for all remaining proposals.
                                      or
                                      --
2. VOTE BY PROXY:  Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.

PROXY

                          UNITED WATER RESOURCES INC.

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS-MAY 10, 1999

        The undersigned shareholder of United Water Resources Inc. ("United Water") hereby constitutes and appoints LAWRENCE R. CODEY, PETER DEL COL and MARCIA L. WORTHING, or any of them, the attorneys or attorney and proxies or proxy of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned, to attend the Annual Meeting of Shareholders of United Water to be held at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656, on Monday, May 10, 1999, at 9:30 a.m., and any adjournment or adjournments thereof, receipt of the notice of which meeting stating the purposes thereof being hereby acknowledged, to vote all of the shares of United Water which the undersigned would be entitled to vote if then personally present as follows:


                  (Continued and to be signed on other side)


--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


Dear Shareholder(s) of United Water Resources Inc.:

Enclosed you will find materials regarding the United Water Resources Inc., 1999 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. You may vote your proxy by telephone. If you vote by telephone, there is no need to mail back your proxy card. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.